SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities of 1934

(Amendment No. )

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

JANEL WORLD TRADE, LTD.

(Name of Registrant as Specified in its Charter)

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JANEL WORLD TRADE, LTD.

303 Merrick Road, Suite 400

Lynbrook, New York 11563

NOTICE OF ACTION BY WRITTEN CONSENT

To the Shareholders of Janel World Trade, Ltd.:

Janel World Trade, Ltd., a Nevada corporation (which we refer to as the “Company”), is writing to advise you that the Company has obtained written consent from shareholders holding a majority of the outstanding shares of voting securities of the Company entitled to vote as of February 27, 2015, approving an amendment to the Company’s Articles of Incorporation changing the name of the Company from “Janel World Trade, Ltd.” to “Janel Corporation” (the “Charter Amendment”). Details of the Charter Amendment and other important information are set forth in the accompanying Information Statement.

The Board of Directors, by unanimous vote, (i) approved and declared advisable the Charter Amendment and (ii) resolved to submit to our shareholders and recommend that our shareholders adopt the Charter Amendment. Section 78.320 of the Nevada Revised Statutes (“NRS”) provides in substance that unless a company’s articles of incorporation provide otherwise, shareholder action may be taken without a meeting and without prior notice, by written consent of the shareholders holding at least a majority of the voting power of such corporation. In accordance with Section 78.390 of the NRS and the Company’s Articles of Incorporation, the affirmative vote of the holders of a majority of the outstanding voting power of the Company is required to approve the Charter Amendment. On that basis, the holders of a majority of the voting power of the Company have approved the Charter Amendment. No other vote or shareholder action is required. Accordingly, your vote is not required for the approval of the Charter Amendment and we are not asking you to take any action in connection with the Charter Amendment.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Please read the enclosed Information Statement carefully and in its entirety. Although you will not have an opportunity to vote on the approval of the Charter Amendment, this Information Statement contains important information about the Charter Amendment.

By Order of the Board of Directors

Brendan Killackey
Chief Executive Officer

Lynbrook, New York
March 19, 2015

JANEL WORLD TRADE, LTD.

303 Merrick Road, Suite 400

Lynbrook, New York 11563

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to all record and beneficial owners of the Common Stock, $0.001 par value per share (the “Common Stock”), and the Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), of Janel World Trade, Ltd., a Nevada corporation (which we refer to herein as the “Company,” “we” or “us”), to advise them of the corporate action described herein, which has been authorized by the written consent of shareholders owning a majority of the outstanding voting power of the Company entitled to vote thereon. This action is being taken in accordance with the requirements of the Nevada Revised Statutes (“NRS”).

On February 27, 2015, the Board of Directors, by unanimous vote, (i) approved and declared advisable an amendment to the Company’s Articles of Incorporation changing the Company’s name from “Janel World Trade, Ltd.” to “Janel Corporation” (the “Charter Amendment”) and (ii) resolved to submit to our shareholders and recommend that our shareholders adopt the Charter Amendment.

The Board had fixed the close of business on February 27, 2015 as the record date (the “Record Date”) for the determination of shareholders entitled to vote on the approval of the Charter Amendment and to notice of the action approving the Charter Amendment. The Company’s only classes of voting securities are the Common Stock and Series A Preferred Stock. On the Record Date, there were outstanding 27,710,214 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock. Each record holder of shares of Common Stock on the Record Date was entitled to one vote for each share held on all matters to come before the shareholders for approval. Each record holder of shares of Series A Preferred Stock on the Record Date was entitled to the number of votes equal to the largest whole number of shares of Common Stock into which such shares of Series A Preferred Stock were convertible on such date. Each share of Series A Preferred Stock was convertible into one (1) share of Common Stock as of the Record Date.

Under Section 78.320 of the NRS, any action required or permitted to be taken at a meeting of the shareholders of a Nevada corporation may be taken without a meeting and without prior notice, if a written consent thereto is signed by shareholders holding at least a majority of the voting power of such corporation (unless a greater proportion of voting power is required to take such action at a meeting, in which case such greater proportion of written consents is required). Under Section 78.390 of the NRS and the Company’s Articles of Incorporation, the affirmative vote of the holders of a majority of the voting power of the Company is required to approve the Charter Amendment.

On March 4, 2015, the Company received executed written consents from shareholders, who, in the aggregate, are the record owners of 17,192,308 shares of Common Stock, representing in the aggregate 59.9% of the outstanding shares, authorizing and approving the Charter Amendment. Accordingly, the Charter Amendment has been approved by holders representing approximately 59.9% of the voting power of the Company. As such, no vote or further action of the shareholders of the Company is required to approve the Charter Amendment. You are hereby being provided with this Information Statement pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify you of actions we are taking pursuant to the written consent of a majority of shareholders in lieu of a meeting of shareholders. However, the Charter Amendment will not be effective until at least twenty (20) calendar days after this Information Statement has first been sent to our shareholders.

No officer or director or principal shareholder has a substantial or material interest in the approval of the Charter Amendment other than as discussed herein.

The executive offices of the Company are located at 303 Merrick Road, Suite 400, Lynbrook, New York 11563, and its telephone number is (718) 527-3800.

This Information Statement is first being mailed to Shareholders on or about March 23, 2015 and is being furnished for informational purposes only.

FORWARD-LOOKING INFORMATION

The statements contained in all parts of this document that are not historical facts are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this document, the words “anticipate,” “estimate,” “expect,” “may,” “plans,” “project,” and similar expressions are intended to be among the statements that identify forward-looking statements. Our results may differ significantly from the results discussed in the forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, those relating to costs, delays and difficulties related to the Company’s dependence on its ability to attract and retain skilled managers and other personnel; the intense competition within the freight industry; the uncertainty of the Company’s ability to manage and continue its growth and implement its business strategy; the Company’s dependence on the availability of cargo space to serve its customers; effects of regulation; its vulnerability to general economic conditions and dependence on its principal customers; accuracy of accounting and other estimates; risk of international operations; risks relating to acquisitions; the Company’s future financial and operating results, cash needs and demand for its services; and the Company’s ability to maintain and comply with permits and licenses; as well as other risk factors described in the Company’s Annual Report for the year ended September 30, 2014, filed with the SEC on December 29, 2014 (the “2014 Annual Report”). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those projected.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information concerning beneficial ownership of shares of Common Stock outstanding as of the Record Date. For purposes of calculating beneficial ownership, Rule 13d-3 of the Exchange Act requires inclusion of shares of Common Stock that may be acquired within sixty days of the stated date. Unless otherwise indicated in the footnotes to a table, beneficial ownership of shares represents sole voting and investment power with respect to those shares.

Certain Beneficial Owners

The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the shares of Common Stock outstanding as of the Record Date.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Oaxaca Group LLC 68 Bank Street New York, NY 10014	20,192,308(1)	50.22%
James N. Jannello 303 Merrick Road, Suite 400 Lynbrook, New York 11563	5,500,000(2)	19.85%
John J. Gonzalez II 303 Merrick Road, Suite 400 Lynbrook, New York 11563	3,000,000(2)	10.83%
Stephen P. Cesarski 303 Merrick Road, Suite 400 Lynbrook, New York 11563	2,205,600(2)	7.96%
William J. Lally 303 Merrick Road, Suite 400 Lynbrook, New York 11563	1,700,000(3)	5.98%
Vincent Iacopella 303 Merrick Road, Suite 400 Lynbrook, New York 11563	1,700,000(4)	5.78%

(1)	Includes 7,692,308 shares that are owned of record and warrants to purchase 12,500,000 shares of Common Stock.
(2)	All of these shares are owned of record.
(3)	Includes 1,000,000 shares that are owned of record and options to purchase 700,000 shares of Common Stock.
(4)	Includes options to purchase 1,700,000 shares of Common Stock.

Management

The following table sets forth information with respect to the beneficial ownership of the shares of Common Stock as of the Record Date by (i) each executive officer of the Company named in the Summary Compensation Table included in the 2014 Annual Report, (ii) each current director and (iii) all directors and executive officers of the Company as a group. An asterisk (*) indicates ownership of less than 1%.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
William J. Lally	1,700,000(1)	5.98%
Vincent Iacopella	1,700,000(2)	5.78%
Noel J. Jannello	825,000(3)	2.89%
Philip J. Dubato	700,000(2)	2.46%
Ruth Werra	25,000(4)	*
Brendan Killackey	0(5)	*
All directors and executive officers as a group (6 persons)	4,950,000	15.66%

(1)	Includes 1,000,000 shares that are owned of record and options to purchase 700,000 shares of Common Stock.
(2)	Reflect options to purchase Common Stock.
(3)	Includes 25,000 shares that are owned of record and options to purchase 800,000 shares of Common Stock.
(4)	All of these shares are owned of record.
(5)	Does not include options to purchase 250,000 shares of Common Stock, which options are not exercisable within the next 60 days.

CHARTER AMENDMENT

Background of and Reasons for the Charter Amendment

On February 27, 2015, the Board of Directors adopted a resolution approving and declaring advisable the Charter Amendment to change the name of the Company from “Janel World Trade, Ltd.” to “Janel Corporation.” The Board of Directors directed that the Charter Amendment be submitted to the Company’s shareholders for action.

The name change is intended to achieve greater brand recognition, as the new name “Janel Corporation” (1) better reflects the Company’s branding and marketing efforts that use the name “Janel” to refer to the Company and its subsidiaries and (2) better reflects the Company’s ownership of its four largest operating subsidiaries: Janel Group, Inc. (formerly, The Janel Group of New York, Inc.), The Janel Group of Illinois, Inc., The Janel Group of Los Angeles, Inc. and The Janel Group of Georgia, Inc. For these reasons, the Board of Directors believes that the change in name is in the best interests of the Company and its shareholders.

Required Approval of the Charter Amendment

Under Section 78.390 of the NRS and the Company’s Articles of Incorporation, the Charter Amendment will be adopted if shareholders holding shares of Common Stock entitling them to exercise a majority of the voting power of the Company vote in favor of the Charter Amendment. Under Section 78.320 of the NRS and Article II, Section 7 of the Company’s Bylaws, any action required or permitted to be taken at a meeting of the shareholders of the Company may be taken without a meeting and without prior notice, if a written consent thereto is signed by shareholders holding at least a majority of the voting power of the Company (or such greater proportion of voting power as required by statute or the Company’s Articles of Incorporation for such action).

On March 4, 2015, the Company received executed written consents from a director and affiliates of the Company holding an aggregate of 17,192,308 shares of Common Stock, representing 59.9% of the voting power of the Company on the Record Date, authorizing and approving the Charter Amendment. Accordingly, the Company has the requisite shareholder approval to adopt the Charter Amendment.

Because the Company’s Common Stock is currently quoted on the OTC Bulletin Board, the Company is also required to notify and obtain the approval of FINRA in advance of the effectiveness of the name change.

Effectiveness of Charter Amendment

The Company intends to file the Certificate of Amendment effecting the Charter Amendment in the form attached hereto as Appendix A on or about the date that is twenty (20) calendar days after this Information Statement is sent to Company shareholders who would otherwise have been entitled to notice of a meeting to approve the Charter Amendment. In no event will the Certificate of Amendment be effective earlier than the date that is twenty (20) days after the date this Information Statement is sent to shareholders.

OTHER CORPORATE ACTION

Background

The Board of Directors has also approved the adoption of a one-for-fifty reverse stock split (the “Reverse Stock Split”) anticipated to take effect concurrently with the Charter Amendment (the “Effective Date”). Although shareholder approval is not required (as explained below) and has not been obtained for the Reverse Stock Split, the Company has included information related to the Reverse Stock Split in this Information Statement to notify and educate shareholders about this anticipated corporate action and how it will affect you.

Effect of Reverse Stock Split

As a result of the Reverse Stock Split, owners of shares of Common Stock as of the close of business on the day immediately preceding the Effective Date, shall own, as of the date of the Effective Date, one share of Common Stock for every fifty shares held as of the close of business on the date immediately preceding the Effective Date. To avoid the existence of fractional shares of Common Stock, if a shareholder would be entitled to receive a fractional share, such shareholder will instead receive an additional whole share in lieu of the fractional share. The Reverse Stock Split will occur automatically on the Effective Date without any action on the part of shareholders. The exchange of stock certificates will take place in the ordinary course of trading as certificates are returned for transfer. You will not be required to return your current stock certificate to the Company’s transfer agent as a result of the Reverse Stock Split. Each pre-split certificate representing shares of Common Stock will, until exchanged in the ordinary course of trading, be deemed for all corporate purposes following the Effective Date to evidence ownership of the Company’s Common Stock in the proportionately reduced number.

Likewise, the Company’s outstanding shares of preferred stock, par value $0.001 per share (the “Preferred Stock” which includes the Series A Preferred Stock) shall be proportionally decreased (one-for-fifty) and the number of shares of Common Stock into which any series of convertible Preferred Stock is convertible shall be adjusted in accordance with the terms of such convertible Preferred Stock. All outstanding options, warrants, notes, debentures and other securities entitling their holders to purchase shares of Common Stock will be adjusted as a result of the Reverse Stock Split in accordance with the terms of such securities.

On the Effective Date, the authorized shares of the Company’s capital stock shall be proportionally decreased from 225,000,000 shares of Common Stock and 5,000,000 shares of preferred stock to 4,500,000 shares of Common Stock and 100,000 shares of Preferred Stock.

The Reverse Stock Split will affect all holders of our capital stock uniformly and will not change the proportionate equity interests of our shareholders, except for possible changes due to the treatment of fractional shares resulting from the Reverse Stock Split as discussed above. The respective voting rights and other rights of holders of our Common Stock and Preferred Stock shall not be altered.

Required Approval of the Reverse Stock Split

Pursuant to NRS 78.207, a Nevada corporation may change the number of shares of a class of its authorized stock by decreasing the number of authorized shares and proportionally decreasing the number of outstanding shares of the same class by resolution of the board of directors, without obtaining the approval of the shareholders. Accordingly, approval of the shareholders is not necessary for the Reverse Stock Split. Based on the Board’s prior approval of the Reverse Stock Split, the Company has the requisite approval and authority to effect the Reverse Stock Split under Nevada law.

Because the Company’s Common Stock is currently quoted on the OTC Bulletin Board, the Company is also required to notify and obtain the approval of FINRA in advance of the effectiveness of the Reverse Stock Split.

Effectiveness of Reverse Stock Split

The Company intends to file the Certificate of Change effecting the Reverse Stock Split in the form attached hereto as Appendix B on or about the same date as the Certificate of Amendment is filed to effect the Charter Amendment.

Additional Questions

If you have any additional questions about the Charter Amendment or Reverse Stock Split, or would like additional copies of this Information Statement, you should contact: Janel World Trade, Ltd., 303 Merrick Road, Suite 400, Lynbrook, New York 11563, Attention: Philip J. Dubato.

APPRAISAL RIGHTS

Shareholders of the Company have no right under Nevada law to dissent from or exercise appraisal rights in connection with any of the actions described in this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Charter Amendment other than as discussed herein.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may supplement it. Additional copies of this Information Statement may be obtained at no charge by writing to the Company at Janel World Trade, Ltd., 303 Merrick Road, Suite 400, Lynbrook, New York 11563.

AVAILABLE INFORMATION

Please read all the sections of this Information Statement carefully. The Company is subject to the reporting and informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. Copies of our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, are available free of charge on our website, http://www.janelgroup.net/, as soon as they are filed with the SEC through a link to the SEC’s EDGAR reporting system. Simply select the “Investor Relations” menu item, then click on the “For SEC Filings” link. The SEC’s EDGAR reporting system can also be accessed directly at www.sec.gov.

By Order of the Board of Directors

Brendan Killackey
Chief Executive Officer

Lynbrook, New York
March 19, 2015

Appendix A – Certificate of Amendment

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Janel World Trade, Ltd.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 is hereby amended to read in its entirety as follows:

"ARTICLE 1: The name of the Corporation is Janel Corporation."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 59.9%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

Appendix B – Certificate of Change

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

JANEL WORLD TRADE, LTD.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common $0.001 225,000,000 shares
Preferred $0.001 5,000,000 shares

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common $0.001 4,500,000 shares
Preferred $0.001 100,000 shares

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Ratio of fifty (50) Old Shares of Common or Preferred Stock for one (1) New Share of Common or Preferred Stock, as the case may be.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 8-31-11